     For Ministry Use Only
A l'usage exclusif du ministere
                                                                     Exhibit 3.1

                                                   Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                            1327064


                           ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

     Form 1 Business Corporations Act                       Formule 1 Loi sur les societes par actions

1.   The name of the corporation is:                        Denomination sociale de la societe:
                                      THE HUB GROUP LIMITED

2.   The address of the registered office:                  Adresse du siege social:

                      95 Wellington Street West, Suite 800
-------------------------------------------------------------------------------
   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

                               Toronto, Ontario                      M5J 2N7
-------------------------------------------------------------------------------
                    (Name of Municipality or Post Office)         (Postal Code)
              (Nom de la municipalite ou du bureau de poste)      (Code postal)


3.   Number (or minimum and maximum number) of              Nombre (ou nombres minimal et maximal)
     directors is:                                          d'administrateurs:
     minimum of 3, maximum of 10

4.   The first director(s) is/are:                Premier(s) administrateur(s):

                                                                                                             Resident
                                                                                                             Canadian
                                                                                                             State
First name, initials and surname        Residence address, giving Street & No. or R.R. No.,                  Yes or No
Prenom, initiales et nom de famille     Municipality and Postal Code                                         Resident
                                        Adresse personnelle, y compris la rue et le numero, le               canadien
                                        numero de la R.R., le nom de la municipalite et le code postal       Oui/Non
-----------------------------------------------------------------------------------------------------------------------
Jean D. DuGuay                          408-60 Mountview Avenue                                              Yes
                                        Toronto, Ontario
                                        M6P 2L4

Jennifer Brown                          401-67 High Park Blvd.                                               Yes
                                        Toronto, Ontario
                                        M6R 1M9

Jennifer Henry                          Apt. 2, 281 Evelyn Avenue                                            Yes
                                        Toronto, Ontario
                                        M6P 2Z8


                                       1.

5. Restrictions, if any, on business the corporation may     Limites, s'il y a lieu, imposees aux activites commerciales
   carry on or on powers the corporation may exercise.       ou aux pouvoirs de la societe.

none

6. The classes and any maximum number of shares that         Categories et nombre maximal, s'il y a lieu, d'actions que
   the corporation is authorized to issue:                   la societe est autorisee a emettre:

an unlimited number of preference shares, issuable in series and an unlimited number of common shares

                                       2.

7.   Rights, privileges, restrictions and conditions       Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches
     (if any) attaching to each class of shares and        a chaque categorie d'actions et pouvoirs des administrateurs relatifs a
     directors authority with respect to any class of      chaque categorie d'actions qui peut etre emise en serie:
     shares which may be issued in series:


see pages 3A to 3D

                                       3.

     The rights, privileges, restrictions and conditions attached to the preference shares and common shares are:

1.   PREFERENCE SHARES

     The Preference Shares, as a class, shall be designated as Preference Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1. DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

     The Preference Shares may be issued a any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2. RANKING OF THE PREFERENCE SHARES

     The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in


                                       3A
respect of any series of the Preference Shares, the Preference Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preference Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

1.3. VOTING RIGHTS

     Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preference Shares that such series is entitled to vote, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of Preference Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

                                       3B

1.4. AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERENCE SHARES

     The rights, privileges, restrictions and conditions attached to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given as hereinafter specified.

1.5. APPROVAL OF HOLDERS OF THE PREFERENCE SHARES

     The approval of the holders of the Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or in respect of any other matter requiring the consent of the holders of the Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose.

     The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preference Shares as a class, or at any joint meeting of the holders of two or more series of Preference Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each Preference Share held.

2.   COMMON SHARES

     The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preference Shares as a class or the holders of one or more series of the Preference Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

                                       3C

     After payment to the holders of the Preference Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

                                       3D

8.   The issue, transfer or ownership of shares is/is not            L'emission, le transfert ou la propriete d'actions est/n'est
     restricted and the restrictions (if any) are as follows:        pas restreint. Les restrictions, s'il y a lieu, sont les
                                                                     suivantes:


The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.



                                       4.

9.  Other provisions, if any, are:               Autres dispositions, s'il y a lieu:


(a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.


(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.







                                       5.

10.  The names and addresses of the incorporators are       Nom et adresse des fondateurs
     First name, initials and surname or corporate name     Full residence address or address of registered office or
     Prenom, Initiale et nom de famille ou denomination     of principal place of business giving street & No. or R.R.
     sociale                                                No., municipality and postal code
                                                            Adresse personnelle au complet, adresse du siege social ou adresse de l'etablissement principal, y compris la rue et
                                                            le numero, le numero de la R.R., le nom de la
                                                            municipalite et le code postal

     Jean D. DuGuay                                         408-60 Mountview Avenue
                                                            Toronto, Ontario
                                                            M6P 2L4

     Jennifer Brown                                         401-67 High Park Blvd.
                                                            Toronto, Ontario
                                                            M6R 1M9

     Jennifer Henry                                         Apt. 2, 281 Evelyn Avenue
                                                            Toronto, Ontario
                                                            M6P 2Z8

These articles are signed in duplicate.                     Les presents statuts sont signes en double exemplaire.

                          Signatures of incorporators
                          (signatures des fondateurs)

                               /s/ Jean D. DuGuay
                           --------------------------
                                 Jean D. DuGuay

                               /s/ Jennifer Brown
                           --------------------------
                                 Jennifer Brown

                               /s/ Jennifer Henry
                           --------------------------
                                 Jennifer Henry


                                       6.


5.  The amendment has been duly authorized as required      La modification a ete dument autorisee conformement
    by Sections 168 & 170 (as applicable) of                aux article 168 et 170 (selon le cas) de la Loi sur les
    the Business Corporations Act.                          societes par actions.


6.  The resolution authorizing the amendment was            Les actionnaires ou les administrateurs (selon le cas) de
    approved by the shareholders/directors (as              la societe ont approuve la resolution autorisant le
    applicable) of the corporation on                       modification le


                              2000, September, 14th
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.                     Les presents statuts sont signes en double
                                                            exemplaire.


                                              THE HUB GROUP LIMITED
                                    --------------------------------------------
                                           (Name of Corporation)
                                    (Denomination sociale de la societe)

                                    By:/Par: /s/ W. Kirk James
                                             -----------------------------------
                                             (Signature) (Description of Office)
                                             (Signature)     (Fonction)

                                                 W. KIRK JAMES, Secretary


                                       2.

     For Ministry Use Only                         Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario
                                                            1327064

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

     Form 3 Business Corporations Act                       Formule 3 Loi sur les societes par actions

1.   The name of the corporation is:                        Denomination sociale de la societe:
                                      THE HUB GROUP LIMITED

2.   The name of the corporation is changed to (if          Nouvelle denomination sociale de la societe (s'il y a lieu):
     applicable):

3.   Date of incorporation/amalgamation:                    Date de la constitution ou de la fusion:

                               1998  November 25
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4.   The articles of the corporation are amended as         Les statuts de la societe sont modifies de la facon suivante.
     follows:

     The certificate and articles of the Corporation dated November 25, 1998 are amended as follows:

1. To remove the restrictions on the issue, transfer or ownership of shares as set out in article 8 and to substitute therefore the following:

         "There shall be no restrictions on the issue, transfer or ownership of shares."

2. To delete paragraphs (a) and (b) of article 9 and substitute therefore the word "None".


                                       1.


5.  The amendment has been duly authorized as required      La modification a ete dument autorisee conformement aux
    by Sections 168 & 170 (as applicable) of the Business   articles 168 et 170 (selon le cas) de la Loi sur les societes
    Corporations Act.                                       par actions.


6.  The resolution authorizing the amendment was            Les actionnaires ou les administrateurs (selon le cas) de
    approved by the shareholders/directors (as applica-     la societe ont approuve la resolution autorisant la
    ble) of the corporation on                              modification le


                                1999 January 22
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.                     Les presents status sont signes en double exemplaire.


                                                 THE HUB GROUP LIMITED
                                         -----------------------------------
                                                (Name of Corporation)
                                         (Denomination sociale de la societe)

                                         By:/Par /s/ Bradley Martin
                                                 ---------------------------
                                                 (Signature)  (Description of)
                                                 (Signature)     (Fonction)

                                                 Bradley Martin -- Secretary


                                       2.

                                                   Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                            1327064



                             ARTICLES OF AMENDMENT
                              STATUTS MODIFICATION

     Form 3 Business Corporations Act                       Formule 3 Loi sur les societe par actions

1.   The name of the corporation is:                        Denomination sociale de la societe:
                                      THE HUB GROUP LIMITED

2.   The name of the corporation is changed to (if          Nouvelle denomination sociale de la societe (s'il y a lieu):
     applicable):
                                   HUB INTERNATIONAL LIMITED

3.   Date of incorporation/amalgamation:                    Date de la constitution ou de la fusion:

                              1998, November, 25th
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4.   The articles of the corporation are amended as         Les statuts de la societe sont modifies de la facon suivante.
     follows:

     The name of the Corporation is changed from THE HUB GROUP LIMITED to HUB INTERNATIONAL LIMITED.

                                       1.